INTERNATIONAL WIRELESS

May 19, 2003

Mr. Olivier Attia
President & CEO
Scanbuy Corporation
37 West 37th Street

New York, New York 10018

Re:  Letter of Intent to Merge International Wireless, Inc. and Scanbuy, Inc.

The purpose of this Letter of Intent is to outline the discussions and negotiations regarding the proposed merger of International Wireless, Inc., a Maryland corporation with its corporate headquarters located in Woburn, Massachusetts, ("International Wireless") and Scanbuy, Inc., a Delaware corporation with its corporate headquarters located in New York, New York ("Scanbuy"). Any agreement between the parties (except for the binding provisions of paragraphs 8, 9, and 10 below) shall be subject to execution of an Agreement of Merger and other final documentation in forms satisfactory to International Wireless, Scanbuy and each of their counsel.

This Letter of Intent does not contain all matters on which agreement must be reached in order for the merger to be consummated as it is intended solely as an outline of certain material terms.

Based on the parties' knowledge of International Wireless, and Scanbuy, their assets and liabilities, the merger of the companies will be made under the following general terms and conditions, subject to the agreement of the parties.

1. Merger Agreement. Subject to the conditions as set forth in this Paragraph and Paragraph 2, below, International Wireless, will merge with Scanbuy on or before June 1, 2003. This merger shall constitute an issuance of shares equal to the issued and outstanding shares of International Wireless, par value common stock, as of this date, issued in the name of Scanbuy's nominees, which shares shall be delivered to an attorney, by mutual agreement of the parties, as defined in the definitive Agreement of Merger, as escrow agent.

2. Definitive Agreement. Promptly after the date of the acceptance of this Letter of Intent, Scanbuy and International Wireless will engage in good faith negotiations with a view to executing a definitive Agreement of Merger. The Agreement will contain representations, warranties, covenants, conditions and indemnities of Scanbuy which are customary to transactions of the type described herein including, but not limited to, representations as to accuracy and completeness of disclosure of all contracts, commitments and liabilities, direct or contingent, the due organization of Scanbuy, the compliance by Scanbuy with applicable provisions of law and regulations, and similar provisions. The Agreements will also contain representations

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     and  warranties,  covenants,  conditions and  indemnities of  International
     Wireless which are customary to transactions  of the type described  herein
     including  but  not  limited  to,   representations   as  to  accuracy  and
     completeness  of  the  financial  statements  of  International   Wireless,
     disclosure of all contracts, commitments and liabilities, direct or contingent, the due organization and proper capitalization of International Wireless, and the compliance by International Wireless with applicable provisions of law and regulation.

3. Conditions to Closings. The closing of this transaction shall be subject to the certain conditions to closing including but not limited to the following:

     a.   Scanbuy's  completion  to their  satisfaction  of their due  diligence
          investigation   of  the   business   and   financial   conditions   of
          International Wireless.

     b. International Wireless's completion to its satisfaction of its due diligence investigation of the business and financial conditions of Scanbuy.

     c. The approval of this transaction, including an increase in the authorized shares and the Agreement of Merger by the Board of Directors and Shareholders of International Wireless, Inc.

     d. The approval of the transaction and the Agreement of Merger by the Board of Directors and Shareholders of Scanbuy, Inc.

     e. There shall have no material adverse change in the business of Scanbuy between the execution of the Merger Agreement and the closing of the transaction contemplated hereby.

     f. There shall have no material adverse change in the business of International Wireless between the execution of the merger Agreement and the closing of the transaction contemplated hereby.

     g. The negotiation and execution of an Agreement of Merger mutually acceptable to the parties herein that contains representations, warranties, covenants, conditions, and indemnities customarily in transactions of this type.

     h. That at closing all of the issued and outstanding stock of Scanbuy and it'sIntellectual Property will be transferred to International Wireless free and clear of all encumbrances, security agreements and restrictions.

4. Audit. Immediate upon closing, Scanbuy will commence preparation of an audit of its company with a Certified Public Accounting firm approved by the US Securities and Exchange Commission and such financial statements should be prepared in accordance with US GAAP and to International Wireless' satisfaction.

5. Employment Agreements. At closing, International Wireless and Scanbuy will execute Employment Agreements, to be mutually agreed upon, which is to be negotiated prior to closing.

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6.   Expenses.  All expenses in connection with this  transaction,  contemplated hereby, shall be the responsibility of the merged entity, unless otherwise agreed; with the exception of either party seeking separate representation, in such case that shall be the responsibility of the respective entities.

7. Due Diligence. The consummation of the transaction contemplated hereby will be subject to the satisfactory completion of due diligence reviews by both parties. Both parties will provide information to their best endeavor to the other party for the purpose of the due diligence.

8. Confidentiality. Without the express written consent of all the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other person the existence of this letter, the terms of the proposed transaction or the information delivered in connection with the proposed due diligence investigation.

9. Governing Law. This Letter of Intent shall be governed by the substantive laws of the State of Massachusetts.

10. THIS LETTER OF INTENT IS NOT, AND ANY ACCEPTANCE HEREUNDER DOES NOT CONSTITUTE AN AGREEMENT TO CONSUMMATE THE TRANSACTION DESCRIBED HEREIN, OR ANY AGREEMENT TO ENTER INTO A FORMAL CONTRACT WITH RESPERCT TO SUCH TRANSACTION. IT IS UNDERSTOOD THAT THIS LETTER IS MERELY A STATEMENT THEREOF AND PROPOSAL TO PROCEED PROMPTLY AND IN GOOD FAITH TO WORK OUT ARRANGEMENTS WITH REGARD TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL OBLIGATIONS BETWEEN THE PARTIES HERETO SHALL BE ONLY AS SET FORTH IN A DULY NEGOTIATED AND EXECUTED FORMAL WRITTEN CONTRACT IF THE PARTIES ARE SUCCESSFUL IN NEGOTIATING SAME, ACCORDINGLY, EXCEPT FOR THE PROVISIONS OF PARAGRAPHS 8, 9, AND 10, WHICH SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF EACH OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THIS LETTER OF INTENT DOES NOT CONSTITUTE A BINDING AGREEMENT TO ENTER INTO AN AGREEMENT AND THE TERMS HEREOF ARE SUBJECT TO THE EXECUTION AND DELIVERY OF A FORMAL AGREEMENT OF SALE. SUCH FORMAL AGREEMENT OF SALE SHALL BE IN FORM AND CONTENT SATISFACTORY TO ALL PARTIES, INCLUDING THEIR RESPECTIVE COUNSEL.

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If  the  foregoing  is  acceptable  and  sets  forth  our  mutual  understanding concerning these matters, please so indicate by signing below and returning a fully signed original to us on or before May 20, 2003.

Accepted and agreed to the 19th day of May 2003.

By:   /s/ Olivier Attia
   --------------------------------------
     Mr. Olivier Attia, CEO and President

      /s/ Michael Deawar
   --------------------------------------
      Michael Dewar, COO and Director

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